Exhibit 99.1

Ubiquity Completes Acquisition of Coversant, Inc.

IRVINE, Calif., March 20, 2015 – Ubiquity, Inc. (OTCQB: UBIQ) (“Ubiquity” or the “Company”), a technology development and licensing company that holds an extensive portfolio of patents across multiple technology market verticals, announced today that the Company has completed the acquisition of Coversant, Inc. (“Coversant”) on March 19, 2015. Coversant's CEO and board member, Dale Okuno, will join Ubiquity's board of directors, and their management team will be integrated into Ubiquity's existing corporate structure.

Coversant is a developer of an "Internet of Things Service Bus" (IoT-SB) which can securely and efficiently connect devices, sensors, and actuators to users, applications and databases for data analysis and process control. Coversant is one of two software platforms in the world that has passed rigorous Defense Information Systems Agency, and placed on the Unified Capabilities Approved Product List (UCAPL). Coversant’s protocol, based on XMPP, is mandated by the Department of Defense for real time communication for voice, video, chat, messaging and presence.

“We are excited to complete the acquisition of Coversant and look forward to leveraging Dale Okuno's software development experience and integrating the rest of the Coversant team into Ubiquity. In addition to connecting homes, businesses, automobiles, and other devices, the proliferation of wearable tech products is creating a vast array of potential applications ideally suited to Coversant's highly secure IOT Service Bus,” said Ubiquity CEO Chris Carmichael.

“Coversant’s technology perfectly complements Ubiquity’s patented and patent pending compression technology which enables Ubiquity’s software to intelligently discern objects of interest; clean the edges, distinguish vehicles, distinguishing marks and other objects; and continuously track positions for all moving and stationary targets within the video scene all with a high level of accuracy all while being geo-fenced and mapped,” said Ubiquity’s Co-Chairman Nick Mitsakos.

Mitsakos added, “Coversant’s technology along with Ubiquity’s Real-time video intelligence software which transforms camera surveillance networks and mobile devices into intelligent and effective detection and alert systems, enabling real-time responses to events as they emerge live or for forensic analysis.”

“Now that the merger is complete we look forward to adding our infrastructure and focus on data security to Ubiquity’s already impressive IP and products base. Coversant’s technology should create a value added service to what Ubiquity has created as well as create revenue opportunities in other verticals,” said Coversant CEO Dale Okuno.

About Ubiquity, Inc.

Based in Irvine, CA, Ubiquity is a vertically integrated, technology-focused media company. Ubiquity is focused in five specific areas with a robust portfolio of patents and intellectual property. The Company has developed an intuitive user interface making access to all content from any device in a simple, consistent format, has enabled the search and identification of any object and image in all video and digital media, and has developed a platform for mobile transaction including the integration of payments, money transfers, coupons and gifts. The Sprocket is an industry-leading, intuitive, immersive consumer experience for all web-based activity, and allows for the personalization of all content, whether public or private, in a unique, accessible way.

Through Ubiquity Labs we are leveraging an extensive portfolio of intellectual property spanning Web 3.0, immersive advertising, video compression, content distribution, eCommerce, and mobile applications to support the commercialization of new technologies. In addition, we intend to pursue strategic licensing opportunities.

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Forward-Looking Statements

This news release contains forward-looking statements and information that are based on the beliefs of management and reflect the Company's current expectations. When used in this news release, the words “anticipate,” “belief,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “predict,” “project,” “propose,” “should,” “strategy,” “will” and the negative or other variation of these words or such variations thereon or comparable terminology, are intended to identify forward-looking statements and information. Such statements and information reflect the current view of the Company with respect to risks and uncertainties that may cause actual results to differ materially from those contemplated in those forward-looking statements and information.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the failure of the business strategy, the integrity of the Company's patents and proprietary intellectual property, and competition. The Company cautions that the foregoing list of risk factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. When relying on the Company's forward-looking statements and information to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events, including the risk factors set out in the Company's 10K for the year ended December 31, 2013. See the sections entitled "Risk Factors" in Ubiquity's quarterly and annual reports as filed by Ubiquity from time to time with the Securities and Exchange Commission. The Company has assumed that the material factors referred to above will not cause such forward-looking statements and information to differ materially from actual results or events.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE REPRESENTS THE EXPECTATIONS OF THE COMPANY AS OF THE DATE OF THIS NEWS RELEASE AND, ACCORDINGLY, IS SUBJECT TO CHANGE AFTER SUCH DATE. READERS SHOULD NOT PLACE UNDUE IMPORTANCE ON FORWARD-LOOKING INFORMATION AND SHOULD NOT RELY UPON THIS INFORMATION AS OF ANY OTHER DATE. WHILE THE COMPANY MAY ELECT TO, IT DOES NOT UNDERTAKE TO UPDATE THIS INFORMATION AT ANY PARTICULAR TIME EXCEPT AS REQUIRED IN ACCORDANCE WITH APPLICABLE SECURITIES LEGISLATION.

THIS PRESS RELEASE AND THE DOCUMENTS REFERENCED IN THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OR ANY SOLICITATION OF AN OFFER FOR THE SALE OF ANY SECURITIES. ANY SUCH SALE THAT INVOLVES A PUBLIC OFFERING MAY ONLY BE MADE THROUGH A PROSPECTUS THAT IS INCLUDED IN A REGISTRATION STATEMENT THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE.

Contact:

Investors:

KCSA Strategic Communications

Todd Fromer / Phil Carlson

tfromer@kcsa.com / pcarlson@kcsa.com

212-896-1215 / 212-896-1233